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                                                                 EXHIBIT 10.14


[NEXTEL LOGO]


Mr. Paul N. Saleh
241 19th Street
Santa Monica, CA 90402

Dear Paul:

It is my pleasure to confirm our offer of employment to you for the position of Executive Vice President & Chief Financial Officer reporting directly to me. Your initial base salary will be $475,000 per year, paid over twenty-four pay periods. The amount of your base salary will be reviewed at least annually and, in Nextel's sole discretion, be increased by Nextel from time to time, but, in no case, may it be reduced. In addition to your salary, you will be eligible for a target bonus each year of 100% of your base pay. The bonus payment attributable to calendar year 2001 will be guaranteed at a minimum of $475,000 and this will be paid not later than February 28, 2002. Future bonus payments will be targeted at 100% of your base pay, but may be greater or less than 100% of your base pay depending on achievement of certain specified bonus goals.

You will receive the following stock awards as part of this offer; these awards have been approved by the Compensation Committee and will be effective your first day of employment with Nextel:

        - You will receive 500,000 stock options, of which 100,000 will vest on your first day of employment and the remaining 400,000 will vest monthly on a pro rata basis during the first 48 months of your employment. The strike price for these options will also be based on the closing price of Nextel's stock on your first day of employment.

        - You will receive 50,000 deferred shares of Nextel stock on your initial day of employment, which will vest annually over a three year period (i.e., 1/3 each year on your hire anniversary date during your first three years of employment).

Nextel will cause such option shares and deferred shares to be awarded under its Amended and Restated Incentive Equity Plan (the "Incentive Equity Plan") and to be among the shares covered by the Form S-8 Registration Statement, as amended, previously filed and currently in effect covering awards made under such plan, and in the event any termination or lapse of effectiveness of such Form S-8 Registration Statement should result in such option shares or deferred shares


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[NEXTEL LOGO]


Mr. Paul N. Saleh
July 19, 2001
Page Two

becoming "restricted" securities for purposes of federal or state securities laws or regulations then Nextel will use its best efforts to issue the option shares and deferred shares pursuant to an effective registration statement on Form S-8 (or such other appropriate forms as Nextel determines) and to qualify such shares under any applicable state securities laws or regulations, such that, upon issuance and distribution of such shares to you, such shares will have only those restrictions as would have been in effect had they been covered by an affective Registration Statement on Form S-8.

Please note that Nextel's Incentive Equity Plan addresses possible acceleration of vesting of both your deferred shares and stock options following a Change of Control as defined therein.

You may be terminated for "Cause." For purposes hereof, the term "Cause" means either (1) your failure to substantially perform your duties and functions as contemplated hereunder, if such failure constitutes gross neglect or willful malfeasance, without taking reasonable steps to cease or remedy such failure within thirty (30) days after your receipt of written notice from Nextel specifically identifying the nature of and circumstances relevant to any such claimed failure; (2) you committing fraud against Nextel or embezzlement or engaging in conduct that results in you being convicted of a felony or being found, in a final adjudication of the matter, to have violated Rule 10b-5 promulgated under the Securities Exchange Act of 1934 or the anti-harassment provisions of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of the Americans with Disabilities Act; (3) you acting in an intentional manner which is reasonably likely to be materially detrimental or damaging to Nextel's reputation, business, operations or relations with its employees, suppliers or customers; (4) your habitual abuse of alcohol or prescription drugs or abuse of controlled substances; or (5) you committing any other material breach of this Letter Agreement without taking reasonable steps to cease or remedy such breach within thirty (30) days after your receipt of written notice from Nextel specifically identifying the nature of and circumstances relevant to any such claimed material breach by you. In the event you are terminated for Cause, Nextel will pay any accrued but unpaid salary to which you are entitled through the termination date. You will also be entitled to exercise your rights with respect to any vested deferred shares or stock options.

You may terminate your employment in the event of "Good Reason." For all purposes hereof, Good Reason means either (i) any significant and adverse change in your duties, responsibilities and authority or if you no longer report to the President, Chairman or the CEO; (ii) a relocation of more than 30 miles from your principal work location in Reston, VA; (iii) a reduction in base salary or bonus potential not agreed to by you, or any other significant adverse financial consequences associated with your employment; or (iv) a breach by Nextel of its obligations under any agreement with you that remains uncured after 20 business days following Nextel's receipt of a written notice from you specifying the particulars in reasonable detail.



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[NEXTEL LOGO]


Mr. Paul N. Saleh
July 19, 2001
Page Three

In the event that Nextel terminates you for reasons other than for Cause (during the first three years of your employment with Nextel) or you terminate your employment for Good Reason (during the first three years of your employment with Nextel), Nextel will continue to pay your then-current base salary, bonus and benefit contributions to you from the date of such termination for a period of two years (the "Salary Continuation period"). In the event Nextel terminates you for reasons other than for Cause (after three years of employment with Nextel) or your terminate for Good Reason, you shall be eligible for benefits specified under Nextel's then-current Severance Benefits Policy (currently found in Section G of Nextel's Policies and Procedures Manual). Or you will be eligible to receive retention payments and/or severance payments provided for under Nextel's Change of Control Retention Bonus and Severance Plan (dated July 14,
1999) if the requirements of that Plan are met.

In the event of your death, your employment will automatically terminate on the date of death. Nextel will pay your beneficiaries any accrued but unpaid salary and bonus and any amount due for accrued but unused vacation time as of the date of death. In addition, your beneficiaries will be entitled to exercise their rights with respect to your vested deferred shares and stock options.

In the event of your permanent disability while a Nextel employee, you will be eligible for disability benefits and any accelerated vesting of deferred shares and stock options set forth in the Plan.

Regarding your relocation to the Northern Virginia area, we will provide you full relocation assistance, as summarized below:

        - You will be provided full reimbursement for costs of the sale of your current home (i.e. normal closing costs, real estate fees, etc.).

        - You will be provided full reimbursement for the costs of the purchase of a new residence in Virginia (i.e. normal closing costs, loan origination fee if required up to 2%).

        - You will be provided full reimbursement for the packing/shipping of your household goods.

        - You will be provided for your transportation expenses between Virginia and California while you are in the process of relocating.

        - You will be reimbursed for temporary housing for a period not to exceed 60 days.


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[NEXTEL LOGO]


Mr. Paul N. Saleh
July 19, 2001
Page Four

Payments by Nextel for the relocation expenses described above will be grossed up to cover any personal income tax on these amounts.

You will be eligible to participate in any home buyout plan adopted by Nextel to purchase your current home. Under such plan, the buyout provision will include an offer to purchase based on the average of two appraisals if such appraisals are within five percent of each other. If such appraisals are not within five percent of each other, a third appraisal will be obtained and the average of the three appraisals will be the buyout offer. We will provide additional details regarding this benefit within 21 days of this letter. In the interim, Interstate Relocations Services, Inc., can provide immediate support in marketing the property and further explaining the buyout program.

In addition, within the first 5 days of your employment with Nextel, you will be provided an unsecured, interest free loan in the amount of $200,000 provided you enter into a Loan Agreement specifying the terms of the loan consistent with the terms set forth herein. This loan's principal will be forgiven on a pro rata quarterly basis over a three -year period. In the event you terminate your employment with Nextel at any time prior to the third anniversary, the remaining balance of this loan, which has not been earned on a quarterly basis prior to your termination, will be due in full within 90 days of your termination.

Our benefits program is a comprehensive package, including health (medical, dental and vision), short and long term income maintenance protection (disability) and capital accumulation plans. Information concerning these programs is enclosed. You shall be entitled to participate at the earliest possible date in all benefit plans with the company generally available to senior officers of the company and for which you would qualify under their terms, including without limitation any 401(k), retirement or pension plans, profit sharing plans, stock option OR other equity compensation plans, group medical health, dental, long term disability and group life insurance plans, and any other welfare and fringe benefit plans, arrangements, programs and perquisites sponsored or maintained by the company from time to time, and nothing in this agreement shall be considered in any way to affect your rights and benefits thereunder except as provided herein. Additionally, a summary of the Board approved resolutions, which provide certain protections to Nextel executives in the event of a change of control, is also included for your review. Such resolutions will apply to your employment except as otherwise provided by this agreement or subsequently amended by Nextel's shareholders, its Board of the Board's Compensation Committee.

Initially, you will be entitled to four weeks vacation per year. Your four week vacation period for your first year of employment will be deemed to be vested at this date.



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[NEXTEL LOGO]


Mr. Paul N. Saleh
July 19,2001
Page Five

During your employment with Nextel and during any period during which you are receiving any severance payments described herein (including during the Salary Continuation Period), you agree not to enter into or participate in any business competitive to the business carried on by Nextel by directly or indirectly engaging in or working for any business in the United States authorized by the Federal Communications Commission ("FCC") to provide terrestrial "commercial mobile radio service" as that term is defined by the FCC (47 C.F.R. Section 20.3). The above notwithstanding, the ownership, for investment purposes of up to five percent (5%) of the total outstanding equity securities of a publicly traded company, shall not be considered a violation of this paragraph provided you have no participation in the management of such company. The provisions of this paragraph shall survive the expiration and/or termination of this Agreement.

While an employee of Nextel and for a period of two years thereafter, you agree not to use for your own advantage or disclose any propriety or confidential information ("Confidential Information") relating to the business operations or properties of Nextel, any affiliate of Nextel or any of their respective customers, suppliers, landlords, licensors or licensees. You specifically acknowledge that Confidential Information includes any and all information, whether reduced to writing (or in a form from which information can be obtained, translated, or derived into reasonably usable form), or maintained in your mind or memory and whether compiled or created by Nextel, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, that reasonable efforts have been put forth by Nextel to maintain the secrecy of Confidential Information, that such Confidential Information is and will remain the sole property of Nextel. Upon the termination of your employment with Nextel, you will surrender and deliver to Nextel all proprietary or confidential information of every kind which has been reduced to writing (or is in a form from which information can be obtained, translated, or derived into reasonably usable form) relating to or connected with Nextel and its affiliates and their respective businesses, customers, suppliers, landlord, licensors and licensees. The foregoing confidential information provisions shall not apply to information which: (i) is or becomes publicly known through no wrongful act of you; (ii) is rightfully received from any third party without restriction and without breach by you of this Agreement; or (iii) is independently developed by you before or after your employment hereunder or is independently developed by a competitor of Nextel at any time. The provisions of this paragraph shall survive the expiration and/or termination of this Agreement. Your obligations under this Paragraph are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which you may have to Nextel under general legal or equitable principles or statutes.

With the exception of any dispute regarding the application of the non-competition or confidentiality provisions above, any disputes under this Agreement will be subject to binding arbitration before a single arbitrator in Fairfax County, Virginia under the employment dispute



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[NEXTEL LOGO]


Mr. Paul N. Saleh
July 19,2001
Page Six

resolution rules of the American Arbitration Association. In the event of a breach of your obligations under the non-competition or confidentiality provisions above, Nextel shall be entitled to seek and obtain interim restraints and permanent injunctive relief without proving the inadequacy of damages as a remedy, restraining you and any business, firm, partnership, individual, corporation or entity participating in such breach or attempted breach. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. Subject to applicable law and upon the consent of the Compensation Committee, this Agreement may be amended, modified and supplemented by written agreement of Nextel and you signed by both parties with respect to any of the terms contained herein.

Any failure of either party to comply with any obligation, covenant, agreement or condition on its part contained herein may be expressly waived in writing signed by the other party, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party, such consent shall be given in writing.

In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall continue in full force and effect without being impaired or invalidated in any way and such provision shall be deemed to be modified or restricted to the maximum extent permitted by applicable law.

This Agreement shall be governed, construed, and enforced under and pursuant to the laws of the Commonwealth of Virginia.

This offer is contingent upon your completion of the enclosed employment application and successful completion of a drug screen and full background investigation which are mandatory for all new employees. Please provide the requested information on the enclosed forms and return to Randy Harris at your earliest convenience, and at least one week prior to your initial day of employment with Nextel.

Paul, on behalf of the Board and leadership team at Nextel, we are all very excited about your joining our company. We believe we have one of the most dynamic companies in the wireless industry and we are looking forward to having you as a key member of our team and contributing to (and sharing in) our continued success. Should you have any questions about anything contained herein, please don't hesitate to call me.



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[NEXTEL LOGO]


Mr. Paul N. Saleh
July 19,2001
Page Seven

Please sign below and return the enclosed copy of this Agreement to confirm acceptance of this offer. I look forward to receiving your positive response and joining our team and leading Nextel as we go forward. I am confident this will be a "win-win" opportunity, both for you and for our company. Lastly, we will work together to establish an appropriate start date, but as we discussed, this should be as soon as possible.

Sincerely,


/s/Tim Donahue

Tim Donahue
President and Chief Executive Officer      I accept the offer and agree to the
                                           terms of this Agreement:


                                           Signature: /s/ Paul Saleh
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                                           Date:    08/03/01
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                                           Anticipated Start Date: 09/04/01
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